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                                                       BANC ONE AUTO GRANTOR TRUST 1996-A
                                                       1996 ANNUAL STATEMENT FOR FORM 10-K                  Exhibit 99.2
                                                       DECEMBER 31, 1996

    I.  STATEMENT TO CERTIFICATEHOLDERS
    -----------------------------------
                                                                                                              Dollars ($)
                                                                                                           ---------------
    (i)  Amount of 1996 distributions allocable to principal:
        (a)    Class A Certificates                                                                        $179,298,491.42
        (b)    Class B Certificates                                                                        $  8,447,898.01
                                                                                                           ---------------
    Total Principal                                                                                        $187,746,389.43


    (ii)  Amount of 1996 distributions allocable to interest:
        (a)    Class A Certificates                                                                        $ 21,247,340.73
        (b)    Class B Certificates                                                                        $  1,025,715.20
                                                                                                           ---------------
    Total Interest                                                                                         $ 22,273,055.93


    (iii)  Pool Balance as of the close of business on December 31, 1996,
    after giving effect to payments allocated to principal reported under (i) above on such date      $349,780,339.19


    (iv)  Aggegate outstanding principal balances and pool factors for each class of securities, as of December 31, 1996 after giving effect to all payments reported under clause (i)
             (a) Class A Principal Balance                                                                 $334,041,508.58
             (b) Class A Pool Factor                                                                             0.6507218
             (c) Class B Principal Balance                                                                 $ 15,738,830.61
             (d) Class B Pool Factor                                                                             0.6507218


    (v)  Amount of the Total Servicing Fee paid to the Servicer with respect to the year ended December 31, 1996
        (a)  Total Servicing Fee                                                                           $  3,736,872.82


    (vi) Amount of Aggregate Realized Losses for the year ended December 31, 1996                          $ 11,144,865.02


    (vii) (a) Aggregate amount withdrawn from the Reserve Account and deposited in the Collection Account  $    576,581.92
          (b) Specified Reserve Account Balance as of December 31, 1996                                    $ 31,480,230.53
          (c) Aggregate Reserve Account release to seller for the year ended December 31, 1996             $          0.00
          (d) Balance of the Reserve Account as of December 31, 1996                                       $ 16,242,456.14
          (e) 1996 Average of Charge-off Rates                                                                        2.86%
          (f) 1996 Average of Delinquency Percentages                                                                0.91%

    (viii)   (a)  Class A Certificateholder Interest Carryover Shortfall                                   $          0.00
             (b)  Class A Certificateholder Principal Carryover Shortfall                                  $          0.00
             (c)  Class B Certificateholder Interest Carryover Shortfall                                   $          0.00
             (d)  Class B Certificateholder Principal Carryover Shortfall                                  $          0.00

    (ix)  Aggregate Purchase Amounts paid by the Seller or the Servicer with respect to the year ended      $    15,643.84
          December 31, 1996

    (x)  Delinquent Receivables as of December 31, 1996

                                                Dollar Amount                      # of Units
                                                -------------                      ----------
             (a) 30-59 Days Delinquent            $11,037,350        3.16%             966
             (b) 60-89 Days Delinquent             $2,889,736        0.83%             222
             (c) 90 Days or More Delinquent        $1,938,875        0.56%             141
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